                              PEREGRINE SYSTEMS, INC.
                            AMENDED STOCK OPTION AGREEMENT


               This AGREEMENT is made effective as of the 7th day of December, 1990 ("Option Grant Date"), by and between PEREGRINE SYSTEMS, INC., a California corporation, ("Company") and Christopher Cole ("Optionee").

                                    RECITALS

          WHEREAS, the Board of Directors of the Company has established the Peregrine Systems, Inc. Nonqualified Stock Option Plan ("Plan") effective as of November 29, 1990; and

          WHEREAS, pursuant to the provisions of said Plan, the Board of Directors of the Company, by action duly taken on December 7, 1990 , granted to the Optionee an option or options ("0ption(s)") to purchase shares of the common stock of the Company ("Common Stock") on the terms and conditions set forth herein.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

          1. THE OPTION(s). The Optionee at the optionee's option and on the terms and conditions set forth herein, may purchase all or any part of an aggregate of 56,250 shares of common Stock (as adjusted for the three-for-two and 2-for-one stock splits effected in connection with the Company's reincorporation in Delaware and on in February 1997, respectively) at the price per share set forth in Section 2 below ("Option Price").

          2. OPTION PRICE AND EXERCISE DATES. The Option(s) shall be exercisable at the option Price as to the specified number of shares ("Optioned Shares") on and after the "Start" dates and on or before the "Terminate" dates set forth below:


                         Option         Exercise            Dates
Number of Shares         Price          Start               Terminate
----------------         -----          ----------          ---------
  14,062.50              $0.51            7/1/91            12/7/2000
----------------         -----          ----------          ---------
  14,062.50              $0.51            7/1/92            12/7/2000
----------------         -----          ----------          ---------
  14,062.50              $0.51            7/1/93            12/7/2000
----------------         -----          ----------          ---------
  14,062.50              $0.51            7/1/94            12/7/2000
----------------         -----          ----------          ---------



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Optionee acknowledges that he understands he has no right whatsoever to exercise the Option(s) granted hereunder with respect to any Optioned Shares covered by any installment except as provided above. Optionee further understands that the Option(s) granted hereunder shall expire and become unexercisable as provided in
Section 3(c) below.

     3.        GOVERNING PLAN.     This Agreement hereby incorporates by
reference the Plan and all of the terms and conditions of the Plan as the same may be amended from time to time hereafter in accordance with the terms thereof, but no such subsequent amendment shall adversely affect the Optionee's rights under this Agreement and the Plan except as may be required by applicable law. Optionee expressly acknowledges and agrees that the provisions of this Agreement are subject to the Plan; the terms of this Agreement shall in no manner limit or modify the controlling provisions Of the Plan; and in case of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall be controlling and binding upon the parties hereto. The Optionee also hereby expressly acknowledges, represents and agrees as follows:

               (a) Acknowledges receipt of a copy of the Plan, a copy of which is attached hereto and by reference incorporated herein, and represents that Optionee is familiar with the terms and provisions of said Plan, and hereby accepts this Agreement subject to all the terms and provisions of said Plan.

               (b) Agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors (or the Committee, if so authorized) upon any questions arising under the Plan.

               (c) Acknowledges that Optionee is familiar with Section 8 of the Plan regarding the terms and conditions of the Option(s) and represents that Optionee understands that said Option(s) must be exercised an or before the earliest of the following dates, whichever is applicable: (i) the "Terminate" date noted above in Section 2; (ii) the day prior to the day the Option shall expire, as provided in Section 8(b) of the Plan; (iii) the date on which a transaction specified under Section 8(c) of the Plan is consummated.


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               (d)  Acknowledges and understands that Optionee shall pay the entire option Price in cash or shares of the Company's Common Stock at the time the Option(s) are exercised, as permitted by Section 8(h) of the Plan; that use Of Common Stock to pay the exercise price of an Option may have significant adverse tax consequences for Optionee; and that Optionee should consult with a competent tax advisor prior to utilizing common Stock of the Company to exercise an Option.

               (e) Acknowledges and understands that the Option(s) granted hereunder to optionee supersede any and all other options, or promise(s) to grant options, that may have been previously granted or made at any prior time to Optionee by the Company, and that any and all other option plans of the Company, and any unexercised options existing pursuant to those plans, terminated on the date that the Plan was adopted.

     4.        EXERCISE.

               (a) In order to exercise an Option, the Optionee shall deliver a written notice of exercise to the Company at its principal business office, which notice shall specify the number of shares to be purchased and shall be accompanied by payment in cash or check made payable to the order of the Company in the full amount of the Option Price of the shares to be purchased.

               (b) In lieu of paying the total purchase price by cash or check, the Optionee shall have the right to pay all or any portion of the total purchase price with shares of common Stock of the Company held by the Optionee. The amount of the purchase price deemed paid in this manner shall be the fair market value as of the date of exercise of the shares surrendered, as determined by the Board of Directors of the Company in its sole discretion, exercised in good faith. If the Optionee elects to pay all or any portion of the total purchase price in this manner, he shall accompany his notice of exercise with the stock certificates he desires to surrender, duly endorsed for transfer to the Company.

     5. STOCK BUY-SELL AGREEMENT. As a condition to the exercise of any portion of an Option, the Board may require the Optionee to enter into a Stock Buy-Sell Agreement with the company in the form that is in effect at the time of the exercise.

     6. REPRESENTATION AND WARRANTIES. Optionee represents and warrants that optionee is acquiring this Option for his own account and not with any distribution of this Option or the shares of Common Stock which may be acquired upon exercise


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of the Option.  As a condition to the exercise of any portion of an Option, the
Company may require the person exercising such Option to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be required under any applicable law or regulation, including but not limited to a representation and warranty that the shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

     7. OPTIONS NOT TRANSFERABLE. The Option(s) may be exercised during the lifetime of the Optionee only by the Optionee. The Optionee's rights and interests under this Agreement and in and to the Option(s) may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred in any manner, either voluntarily or involuntarily by operation of law, except by will or the laws of descent or distribution subject to the provisions of section 8(e) of the Plan.

     8. NO ENLARGEMENT OF EMPLOYEE RIGHTS. Nothing in this Agreement shall be construed to confer upon the Optionee any right to continued employment with the Company, or to restrict in any way the right of the company to terminate his employment.

     9. RELEASE. Optionee for himself or herself and on behalf of any present or former spouse and any other person claiming by or through any of them hereby releases, discharges and forever acquits the Company and each of its present or former officers, directors, shareholders, agents, accountants, attorneys and employees from any and all demands, debts, liabilities, duties, causes of action or any other claims of any kind or character, whether known or unknown, suspected or unsuspected, which now exists or which may be alleged to now exist or which has existed or may be alleged to have existed, arising out of Optionee's employment by the Company. Optionee agrees and expressly intends that the release set forth in this Section 9 shall include a release of unknown or unsuspected claims. Optionee expressly acknowledges that unknown or unsuspected claims may exist which, if know or suspected by Optionee, might have materially affected this Agreement between the parties. However, as a material inducement for the Company's promises as set forth herein, Optionee offers and intends to release all such unknown or unsuspected claims, In this regard, Optionee acknowledges that he or she is aware of the provisions of civil Code
Section 1542 and, being fully advised by counsel, knowingly waives the benefit of such provisions. The provisions of civil




                                   - 4 -
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Code Section 1542 which are being waived by Optionee are as follows:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     10. WITHHOLDING OF TAXES. Optionee authorizes the Company to withhold, in accordance with any applicable law, from any compensation payable to him any taxes required to be withheld by federal, state or local law as a result of the grant of the Option(s) or the issuance of stock pursuant to the exercise of such Option(s).

     11. LAWS APPLICABLE TO CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the internal substantive laws of the State of California without reference to conflicts of law principles.

     12. AGREEMENT BINDING ON SUCCESSORS. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, transferees and assignees of the Optionee.

     13. COSTS OF LITIGATION. In any action at law or in equity to enforce any of the provisions or rights under this Agreement or the Plan, the unsuccessful party to such litigation, as determined by the court in a final judgement or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred by the successful party or parties (including without limitation costs, expenses and fees on any appeals), and if the successful party recovers judgement in any such action or proceeding such costs, expenses and attorneys' fees shall be included as part of the judgement.

     14        NECESSARY ACTS.  The Optionee agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities laws.

     15. COUNTERPARTS. For convenience, this Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purposes without the production of any other counterparts.

     16. INVALID PROVISIONS. In the event that any provision of this Agreement is found to be invalid or otherwise



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unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

          IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement effective as of the date first written above.


PEREGRINE SYSTEMS, INC.                 OPTIONEE

                                        /s/ Chris Cole
                                        --------------------
                                        Signature

/s/ James W. Butler                     Christopher Cole
--------------------                    --------------------
James W. Butler,                        Printed Name
President
                                        P.O. Box 9545
                                        --------------------
/s/ Deborah S. Mings                    Street Address
--------------------
Deborah S. Mings,                       Newport Beach, CA 92658-9545
Secretary                               --------------------
                                        City and State

                                        ###-##-####
                                        --------------------
                                        Social Security Number





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


          By his or her signature below, the spouse of the Optionee, if such Optionee be legally married as of the date of his execution of this Agreement, acknowledges that he or she has read this Agreement and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of said Agreement and said Plan.


                                        /s/ Joan M. Cole
                                        -----------------------
                                        Spouse's signature

                                        Joan M. Cole
                                        -----------------------
                                        Printed Name


                                        Dated:     12/2/91
                                              -----------------

          By his or her signature below, the Optionee represents that he or she is not legally married as of the date of execution of this Agreement.


                                        -----------------------
                                        Optionee's Signature


                                        Dated:
                                              -----------------






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